Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer:            Prudential Investment Portfolios, Inc. 17

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

December 18, 2018
/s/ Stuart S. Parker
Stuart S. Parker
President and Principal Executive Officer

December 18, 2018
/s/ Brian D. Nee
Brian D. Nee
Treasurer and Principal Financial and Accounting Officer